pebblebrook HOTEL TRUST

the nines hotel
a luxury collection hotel
portland, oregon

Property Information:

Acquisition Price:	$127.0M ($384K per room)
Location:	Portland, OR
Acquired:	July 17, 2014
Rooms:	331
Type:	Luxury, Full-Service
Built:	1909
Last Renovated:	2008

Property Highlights:

- 331 luxurious guest rooms, among the largest in the market, ranging from 365 to 628 square feet
- Urban Farmer Steakhouse, serving local and sustainable meals, and Departure, a rooftop restaurant and lounge serving Asian cuisine
- 13,500 square feet of meeting space
- Comprehensive $140.0M ($423K / key) adaptive reuse renovation completed in 2008
- Library with billiards, 24-hour fitness center, business center and club lounge
- Valet parking

Market Highlights:

Market Overview:

- Proven history of strong recovery from market downturns with a RevPAR compounded annual growth (CAGR) of 12.0% from 2003 to 2007 and a RevPAR CAGR of 9.4% from 2009 to 2013; Downtown Portland's 78.7% TTM May occupancy rate is above the market's historical peak
- Diversified demand base, provided by corporate, convention, and leisure-based guests, drove ADR growth above 7% in 2012 and 2013
- Downtown Portland offers over 10 million square feet of Class "A" office space
- Vastly diverse employment base with notable concentrations in the clean tech/environmental, active wear, software and manufacturing industries





Demand Generators:

- Oregon Convention Center, the largest convention center in the Pacific Northwest
- Tourism:
  - *Pioneer Courthouse Square*
  - *Tom McCall Waterfront Park*
  - *The Pearl District's Jamison Square*
  - *Forest Park*
  - *Japanese Garden in the West Hills*
  - *Columbia River Gorge*
  - *Portland Center for Performing Arts*
  - *Tryon Creek State Natural Areas*
  - *International Rose Test Garden*
- Strong growing corporate environment with Fortune 500 companies Intel, Nike and Precision Castparts
- Robust corporate demand, office leasing momentum and strong leisure presence


Portland CBD Sub-Market Operating Performance
ADR
RevPAR
Occupancy
Prior Peak Occupancy*
2000-2013 ADR CAGR: 2.6%
2000-2013 RevPAR CAGR: 4.4%
$145
$125
$105
$85
$65
$45
80%
75%
70%
65%
60%
55%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
TTM May '14
Source: Smith Travel Research
* Represents TTM peak occupancy for the Portland CBD sub-market in the prior cycle.

Historic Performance and Valuation:

Estimated Discount to Replacement Cost:	10% - 15%
2013 Occupancy:	88%
2013 ADR:	$193
Forward 12-Month Cap Rate (Projected EBITDA)(1):	9.4% - 9.9%
Forward 12-Month Cap Rate (Projected NOI)(1):	8.2% - 8.7%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA").





Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
The Nines, A Luxury Collection Hotel	★	***331***	***2008***
The Benson, A Coast Hotel	1	287	1912
The Heathman Hotel	2	150	1927
Hotel Monaco Portland	3	221	1996
Westin Portland	4	205	1999
Marriott Portland City Center	5	249	1999
Total Comp Set (excluding The Nines Hotel)		**1,112**	
Hotel Vintage Plaza *(PEB Owned)*	V		
Hotel Modera *(PEB Owned)*	M		


1
V
5
4
3
2
M
Willamette River

Investment Highlights:

Strengths

- Premier location in West Coast gateway market
- Strong market with steady economic & hotel demand growth
- High barriers to entry & restrained supply
- Historically strong operating performance with consistent track record as the rate leader in the market

Opportunities

- Further increase ADR
- Limited new supply in pipeline
- Strong market in recovery cycles, exhibiting excellent demand fundamentals
- Improved cash flow through Pebblebrook asset management and best practices

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of July 17, 2014. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.